Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 28, 2017, in the Registration Statement (Form S-1) and related Prospectus of Evolus, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Irvine, California
January 8, 2018